Exhibit 10.75

SECURED CONVERTIBLE PROMISSORY NOTE

AMENDMENT III

This Third Amendment (the "Amendment”) is to amend the following terms and conditions of the Secured Convertible Promissory Note dated November 28, 2012, (the “Note”) by and between Location Based Technologies, Inc., a Nevada corporation (the "Company"), and Bridge Loans, LLC (the “Lender”) (each a, “Party” both are, “Parties”).

WHEREAS, the Company is a publicly-held corporation with its common stock traded on the OTC Market under the symbol LBAS; and

WHEREAS, on November 28, 2012, the Company entered into a Secured Convertible Promissory Note with the Lender (as the same may from time to time be further amended, modified, supplemented or restated), in which the Lender may invest capital in the Company of up to One Million Dollars ($1,000,000) in the form of secured convertible debt;

WHEREAS, the Parties desire to amend the Note:

NOW THEREFORE, in consideration of the promises and the mutual covenants and agreements of the services rendered by the Lender to the Company, the following terms and conditions hereinafter set forth shall apply, and the parties hereto covenant and agree as follows:

Subsection (a) of Section 1 titled, “Terms of Repayment and Conversion”, shall be and is hereby amended as follows:

a.     Upon the execution and delivery of this Note, the Holder shall disburse to the Borrower the sum of up to $1,000,000; the amount actually received by the Borrower shall be the principal amount. All amounts outstanding under this Note shall mature and become due and payable on September 5, 2015 (the "Maturity Date"), subject to any prior payment required by this Note. At the Maturity Date, or during any time after April 15, 2015, the Lender shall have the right, but not the obligation, to convert this Note into shares of the Company’s common stock at a price equal to the lower of of $0.20 per share or 50% of the closing stock price on the day after the Company is given notice of the conversion by the Lender (the “Conversion Price”).

All other terms and conditions of the Note shall remain unchanged.

{Signature Page to Follow}

IN WITNESS WHEREOF, this amendment to the Note has been executed this 4th day of September, 2014.

Borrower:

LOCATION BASED TECHNOLOGIES, INC.

By:
David M. Morse, CEO

Date: September 4, 2014

Lender:

Bridge Loans, LLC

By:
Alfred G. Allen, III, Manager

Date:     September 4, 2014

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